Exhibit J


                              SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated March 28, 2002 is made and entered into by and between RAMTRON INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 1850 Ramtron Drive, Colorado Springs, Colorado 80921 ("Ramtron"), and INFINEON TECHNOLOGIES AG, a German stock corporation, having its principal office at St. Martin-Strasse 53, D-81541, Munich, Germany ("Infineon").


                            PRELIMINARY STATEMENT

Infineon has purchased from Ramtron and Ramtron has issued to Infineon a Five Percent (5%) Secured Convertible Debenture in the principal amount of Three Million and No/100ths United States Dollars ($3,000,000.00) dated March 28, 2002 (the "Debenture"). The terms and conditions of Infineon's purchase of the Debenture are governed by that certain Securities Purchase Agreement dated as of March 14, 2002, by and between Ramtron and Infineon (the "Securities Purchase Agreement"). Capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Debenture or the Securities Purchase Agreement. It is a condition precedent to Infineon closing the transaction contemplated by the Securities Purchase Agreement that Ramtron shall have granted the security interests contemplated by this Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and in order to induce Infineon to advance funds to Ramtron under the Securities Purchase Agreement, Ramtron and Infineon hereby agree as follows:

SECTION 1. Grant of Security. Ramtron hereby assigns, grants and conveys to Infineon a security interest in and to all of Ramtron's right, title and interest in and to the following, whether now owned or hereinafter acquired (collectively, the "Collateral"):

    (a) All accounts, receivables, contract rights, chattel paper, instruments and documents, and all rights to payment, arising out of sales by Ramtron to any customers located in European countries or whose purchase of goods or services from Ramtron is directed for use in such customer's European operations (the "Receivables");

    (b) those patents listed on Exhibit A, attached hereto and incorporated herein by this reference, and all patent rights thereunder or relating thereto, including all rights existing thereunder under Federal and State laws and under common law (the "Intellectual Property");

    (c) All general intangibles, contract rights, all choses in action, causes of action and all other intangible personal property of Ramtron of every kind and nature (other than accounts) now owned or hereafter acquired in connection with the Receivables, including, without limitation, any letters of credit, guarantee claims, security interests or other security held by or granted to Ramtron to secure payment by an account debtor of any of the accounts; and


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    (d)  All additions and accessions to, substitutions for and all replacements, products and proceeds of the foregoing.

SECTION 2. Security for Obligations. This Security Agreement secures the payment of all obligations of Ramtron to Infineon now or hereafter existing under the Debenture and the Securities Purchase Agreement (the "Documents"), as the same may be amended from time to time, whether for principal, interest, fees, charges, expenses or otherwise, and further secures all obligations of Ramtron to Infineon now or hereafter existing under this Security Agreement (all of the foregoing obligations being referred to herein collectively as the "Obligations").

SECTION 3. Ramtron Remains Liable. Anything herein to the contrary notwithstanding, (a) Ramtron shall remain liable under any and all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Infineon of any of its rights hereunder shall not release Ramtron from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Infineon shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Infineon be obligated to perform any of the obligations or duties of Ramtron thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.  Representations and Warranties.

    (a)  Ramtron represents and warrants to Infineon as follows:

         (1) Ramtron hereby repeats and confirms each and every representation and warranty made by it in the Documents as though fully set forth herein.

         (2) The chief place of business and chief executive office of Ramtron and the office where Ramtron keeps its records concerning the Receivables, and all originals of all chattel
              paper which evidence Receivables, is located at:   1850 Ramtron
              Drive, Colorado Springs, Colorado 80921. Ramtron's Federal Tax I.D. No. is 840962308.

         (3) Ramtron owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except for the security interest created by this Security Agreement and except for any joint ownership interest of any third party in or any license granted with respect to any of the Intellectual Property, and has good and lawful authority to grant a security interest in the same and to assign all of its right, title and interest in and to the Collateral. No effective financing statement or other instrument similar in effect covering all or any part of


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              the Collateral is on file in any recording office, except such as may have been filed in favor of Infineon relating to this Security Agreement. Ramtron shall defend its ownership of, interest in or rights to the Collateral against the lawful claims of all persons whomsoever.

         (4) This Security Agreement has been duly authorized, executed and delivered by Ramtron and constitutes a legal, valid and binding obligation of Ramtron, enforceable against Ramtron in accordance with its terms.

         (5) This Security Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         (6) Except for financing statements, continuation statements and any necessary filings with the United States Patent and Trademark Office, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the continuation or grant by Ramtron of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by Ramtron, or (ii) for the perfection of the security interest granted hereby, or the exercise by Infineon of its rights and remedies hereunder.

    (b) With reference to any Receivable subject to this Security Agreement, Ramtron represents and warrants:

         (1) Said Receivable is genuine, is in all respects what it purports to be, is not evidenced by a judgment and is only evidenced by one, if any, executed original instrument, agreement, contract or document;

         (2) To the best of Ramtron's knowledge, said Receivable represents an undisputed bona fide transaction completed in accordance with the terms and provisions contained in any documents related thereto;

         (3) The amounts of the face value shown on any written assignment or report of Receivables provided to Infineon, and/or all invoices and statements delivered to Infineon with respect to any Receivables are actually owing to Ramtron;


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         (4)  To the best of Ramtron's knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Ramtron has not made any agreement with the account debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Ramtron in the ordinary course of its business for prompt payment, all of which discounts or allowances are set forth upon the face of each respective invoice;

         (5) Ramtron has no knowledge of any facts, events or occurrences which in any way would impair the validity, value or collectibility of said Receivable or tend to reduce the amount payable thereunder from the amount of the invoice face value shown on any written assignment or pledge of Receivables, and on all contracts, invoices and statements delivered to Infineon with respect thereto;

         (6) To the best of Ramtron's knowledge, the account debtor thereunder (A) had the capacity to contract at the time any contract or other document giving rise to the Receivables was executed and (B) is solvent;

         (7) The goods giving rise to said Receivable are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except those of Infineon, those removed or terminated prior to the date hereof and those subordinate to Infineon's security interest;

         (8) To the best of Ramtron's knowledge, there are no proceedings or actions which are threatened or pending against the account debtor thereunder which might result in any material adverse change in its financial condition; and

         (9) Said Receivable has not been assigned or pledged to any other person.

    (c) Except as disclosed in the Documents, including the Schedules thereto, or any of the Disclosure Documents, with reference to any Intellectual Property subject to this Security Agreement, Ramtron represents and warrants:

         (1) All Intellectual Property has been properly perfected and registered with all local, state and Federal agencies including, but not limited to, the United States Patent Office. All filings and registrations with regard to the Intellectual Property are current;

         (2) there are no pending or threatened lawsuits, counterclaims, disputes or challenges existing or asserted with respect to any of the Intellectual Property and Ramtron has not made any agreement with any third party, challenger, disputant or litigant in connection with any challenge so made;


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         (3)  Ramtron has no knowledge of any fact or circumstance which would impair the validity, value, registration or priority of any of the Intellectual Property; and

         (4) Ramtron has made no prior pledge or assignment of any of the Intellectual Property to any other person or entity.

SECTION 1.  Further Assurances; Covenants.

    (a) Ramtron agrees that from time to time, at its own expense, Ramtron will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Infineon may request, in order to continue, perfect and protect any security interest granted or purported to be granted hereby or to enable Infineon to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
         Without limiting the generality of the foregoing, Ramtron will:
         (i) pay the cost of such filing, recording or refiling and rerecording in all places and public offices as may be required by law to create, continue, perfect and preserve the lien hereof and wherever filing is deemed by Infineon to be necessary or desirable;
         (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Infineon hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Infineon; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Infineon may request, in order to continue, perfect and preserve the security interests continued, granted or purported to be continued or granted hereby; (iv) defend the Intellectual Property against any claims, allegations or challenges from third parties; and (v) not impair, encumber or abandon the Intellectual Property and will renew, refile and take all steps necessary to preserve and protect the Intellectual Property and pay any and all fees as appropriate.

    (b) No later than the fifteenth (15th) business day of each April, July, October and January during the term of this Security Agreement, Ramtron shall provide a report to Infineon reporting on the status of all Receivables, effective as of the last date of the preceding calendar quarter. Said status report shall contain a list of each Receivable, the amount outstanding thereunder, whether said Receivable is current or delinquent beyond thirty (30) days, whether any claims or defenses have been asserted to the payment of said Receivable, and shall serve to remake all warranties and representations contained in this Security Agreement concerning the Receivables.


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    (c)  Ramtron hereby authorizes Infineon to file one or more financing or continuation statements, and amendments thereto, and to file such statements electronically, if available, relative to all or any part of the Collateral without the signature of the Ramtron where permitted by law.

    (d) Ramtron will furnish to Infineon from time to time statements and schedules further identifying and describing the Collateral and its location and such other reports in connection with the Collateral as Infineon may reasonably request, all in reasonable detail.

    (e) Ramtron agrees that it shall permit no further lien, encumbrance, claim or levy upon any of the Receivables. Ramtron shall not sell, convey, factor, assign or pledge any of its interest in the Receivables and shall promptly notify Infineon if it receives notice of any claim, lien, levy or encumbrance claimed against or levied against the Receivables, or any of them.

SECTION 6.  As to Receivables.

    (a) Ramtron shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, as specified in Section 4(b) or, upon 30 days prior written notice to Infineon, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Ramtron will hold and preserve such records and chattel paper and will permit representatives of Infineon at any time during normal business hours to inspect and make copies of and abstracts from such records and chattel paper.

    (b) Ramtron agrees to make clear and suitable entries and notations on Ramtron's books and records, which shall reflect all facts giving rise to the Receivables (and in such a case where the Receivables arise by reason of a sale or delivery of merchandise, such notation shall clearly reflect the absolute sale of such merchandise), all payments, credits and adjustments applicable to the Receivables and the security interest of Infineon. Any agent of Infineon shall have the right to call at Ramtron's place of business and, without hindrance or delay, inspect, examine, audit and check and make abstracts from the books, records, receipts, correspondence, memoranda and other papers or data of Ramtron.

         If Infineon, in the exercise of its reasonable judgment after consultation with Ramtron, determines that it has a valid concern about the status or collectability of any of the Receivables or of Ramtron's performance under this Security Agreement, the Securities Purchase Agreement or the Debenture, Infineon shall have the right to verify by mail, phone or otherwise all or part of all Receivables in its own name or otherwise and Ramtron will provide any and all information necessary to accomplish Infineon's verification. Ramtron agrees at all times to maintain a complete set of books and records, containing up to date posting of all Ramtron's cash and accrual transactions of whatsoever nature.


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    (c)  If Infineon, in the exercise of its reasonable judgment after consultation with Ramtron, determines that it has a valid concern about the status or collectability of any of the Receivables or of Ramtron's performance under this Security Agreement, the Securities Purchase Agreement or the Debenture, Infineon may notify account debtors on any Receivables that the Receivables have been assigned to Infineon.

    (d) Ramtron shall not, without the express written consent of Infineon, release, compromise or adjust any Receivable, or any guaranty, security or lien therefore, or grant any discounts, allowances or credits thereon, or bring any suit to enforce payment thereof, other than in the ordinary course of business consistent with past practices.

SECTION 7.  Transfers and Other Liens.  Ramtron shall not:

    (a) Sell, transfer, assign or otherwise dispose of any of the Collateral, by operation of law or otherwise, other than the grant of licenses with respect to any of the Intellectual Property in the ordinary course of business consistent with past practices.

    (b) Create or suffer to exist any lien, security interest or other charge or encumbrance whatsoever, upon or with respect to any of the Collateral and arising from any act or omission of Ramtron, except for the security interest created by this Security Agreement.

SECTION 8. Infineon Appointed Attorney-in-Fact. Ramtron hereby irrevocably appoints Infineon its attorney-in-fact, coupled with an interest, with full authority in its place and stead and in its name or otherwise, after the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which Infineon may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

    (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

    (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

    (c) to file any claims or take any action or institute any proceedings which Infineon may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, confirm or perfect the rights of Infineon with respect to any of the Collateral.

SECTION 9. Infineon May Perform. If Ramtron fails to perform any agreement contained herein, then Infineon may itself perform or cause performance of such agreement, all without releasing Ramtron from any obligation hereunder or under the Documents or any of them; and the expenses of Infineon incurred in connection therewith shall be payable by Ramtron.


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SECTION 10.  Infineon's Duties.  The powers conferred on Infineon hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. No action or inaction on the part of the Infineon shall adversely affect or limit in any way the rights of Infineon under this Security Agreement. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Infineon shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 11. Remedies. If an Event of Default shall have occurred and be continuing:

    (a) Infineon may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require Ramtron to, and Ramtron hereby agrees that it will at its expense and upon request of Infineon forthwith, assemble all or part of the Collateral as directed by Infineon and make it available to Infineon at a place to be designated by Infineon which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Infineon's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Infineon may deem commercially reasonable. Ramtron agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to Ramtron of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Infineon shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Infineon may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    (b) Any proceeds of any of the Receivables received by Ramtron shall be received by Ramtron as trustee for Infineon, and Ramtron shall promptly turn over and/or mail and deliver to the office of Infineon, on the day of receipt thereof, all cash, original checks, drafts, notes and other evidences of payment received in full or part payment of any Receivables, with full right in Infineon to endorse and deposit such original account debtor's checks and remittances to its own account, whether said remittances are made payable to Infineon or Ramtron.


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    (c)  Infineon may, without notice to Ramtron, notify account debtors on any Receivables that the Receivables have been assigned to Infineon and shall be paid directly to Infineon, and/or require Ramtron to so notify account debtors and indicate on all billings to account debtors that all moneys due thereon are payable to Infineon.
         Infineon shall further have the right, directly or through its agents, to collect any or all of the Receivables, and in its own name, or in Ramtron's name, to sell, transfer, set over, compromise, discharge or extend the whole or any part of the Receivables, and for that purpose to do all acts and things necessary or incidental thereto, including the right of suit, Ramtron hereby ratifying all that Infineon shall do by virtue hereof. Granting extensions to account debtors or to Ramtron, suffering any delay or permitting any breach by Ramtron or account debtors in connection with any transaction between the parties hereto, shall in no way be construed as a waiver of any subsequent breach or delay or of the rights of Infineon against Ramtron and the account debtors, and Ramtron's liability shall in no way be restricted, limited, diminished or abated by virtue of any such extension or privilege granted.
         Infineon shall not, under any circumstances, or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any Receivable or of any instrument received in full or part payment thereof or in dealing with any lien, security or guaranty of any Receivable.

    (d) All cash proceeds received by Infineon in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Infineon, be held by Infineon as collateral for, and/or then or at any time thereafter applied, in whole or in part by Infineon against, all or any part of the Obligations, in such order as the Documents or applicable law shall provide. Any surplus of such cash or cash proceeds held by Infineon and remaining after payment in full of all the Obligations shall be paid over to Ramtron or to whomsoever may be lawfully entitled to receive such surplus.

    (e) Notwithstanding anything to the contrary in this Security Agreement, Infineon agrees that before it exercises its remedies against the Intellectual Property, in the exercise of its good faith, reasonable business judgment, it shall have determined that the amount which may be collected by Infineon as a result of the exercise of its remedies upon the Receivables will be inadequate to satisfy all of the Obligations.

SECTION 12.  Indemnity and Expenses.

    (a) Ramtron agrees to indemnify Infineon from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Infineon's gross negligence or willful misconduct.


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    (b)  Ramtron will upon demand pay to Infineon the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Infineon may incur in connection with (i) the administration of this Security Agreement,
         (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Infineon hereunder or (iv) the failure by Ramtron to perform or observe any of the provisions hereof.

SECTION 13. Security Interest Absolute. All rights of Infineon and security interests hereunder, and all Obligations of Ramtron hereunder, shall be absolute and unconditional irrespective of:

    (a) any lack of validity or enforceability of the Debenture, Securities Purchase Agreement or any other agreement or instrument relating thereto;

    (b) any change in the time, manner or place of payment of, or in any other term of, any or all of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debenture or the Securities Purchase Agreement;

    (c) any exchange or release of collateral or nonperfection of any security interest, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

    (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Ramtron in respect of the Obligations or this Security Agreement.

SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Ramtron herefrom shall in any event be effective unless the same shall be in writing and signed by Infineon, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15. Addresses for Notices. Any notice, demand or request required or permitted to be given by Ramtron or Infineon pursuant to the terms of this Security Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day or (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:


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If to Ramtron:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO 80921
Attn:  LuAnn D. Hanson, Chief Financial Officer
Tel:  (719) 481-7000
Fax:  (719) 481-9170

With a copy to:

Coudert Brothers LLP
950 Seventeenth Street, Suite 1800
Denver, CO 80202
Attn:  John A. St. Clair, Esq.
Tel:  (303) 260-6221
Fax:  (303) 607-1080

If to Infineon:

Infineon Technologies AG
M&A Department
St. Martin-Strasse 53
D-81541 Munich
Fax:  49 89 234 8 5872
Attn:  Arno Paetzold

With copies to:

Infineon Technologies AG
St. Martin-Strasse 53
D-81541 Munich
Fax:  49 89 234 2 6583
Attn:  Finanzvorstand and General Counsel

and
Sullivan & Cromwell
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Fax:  49 69 7191 2610
Attn:  David B. Rockwell, Esq.

For purposes of this Section, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York or Frankfurt, Germany.


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SECTION 16.  Continuing Security Interest; Assignments by Infineon;
Termination. This Security Agreement shall create and confirm a continuing first priority security interest in the Collateral and shall (i) remain in full force and effect until all of the Obligations have been fully discharged and satisfied by Ramtron, (ii) be binding upon Ramtron, its successors and assigns and (iii) inure, together with the rights and remedies of Infineon hereunder, to the benefit of Infineon and its respective successors, transferees and assigns. Infineon may at any time assign any or all of its rights under this Security Agreement to any party; provided, however, that upon any such assignment, written notice thereof (which notice shall include an address and telephone number for the assignee) shall be provided to Ramtron by either Infineon or the assignee. Upon the full discharge and satisfaction of the Obligations by Ramtron, by repayment in full of all amounts owing pursuant to the Debenture and/or the conversion of all obligations owing pursuant to the Debenture into common stock of Ramtron in accordance with the provisions of the Debenture, this Security Agreement and all rights herein assigned to Infineon shall terminate, and Ramtron shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17. Severability and Applicable Laws. Any provision of this Security Agreement prohibited or unenforceable by any applicable law of any jurisdiction shall, with respect to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Except as otherwise provided in this Security Agreement, Ramtron, to the full extent permitted by law, hereby waives (i) all statutory or other legal requirements for any notice of any kind, including without limitation notice of intention to take possession of or to sell or lease all or any portion of the Equipment and any other requirements as to the time, place and terms of the sale or lease thereof, (ii) any other requirements with respect to the enforcement of the Infineon's rights under this Security Agreement, and
(iii) any and all rights of redemption.

SECTION 18. Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Infineon under this Security Agreement, the Securities Purchase Agreement or the Debenture is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Securities Purchase Agreement or Debenture, or now or hereafter existing at law, in equity or by statute.


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


SECTION 19. Governing Law; Terms. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular portion of the Collateral is governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Documents, terms defined in Article 9 of the Uniform Commercial Code (as enacted in the State of New York) and used herein shall have the meanings set forth therein.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

RAMTRON INTERNATIONAL CORPORATION,
a Delaware corporation:


By:  /S/  William W. Staunton, III
   -------------------------------
Name:  William W. Staunton, III
Its:  CEO


INFINEON TECHNOLOGIES AG,
a German stock corporation:


By:  /S/  Dr. Michael Majerus
    ---------------------------
Name:  Dr. Michael Majerus
Its:  Vice President Business Administration
      Memory Product Group


By:  /S/  Dr. Harald Eggers
    ------------------------
Name:  Dr. Harald Egger
Its:  Sr. Vice President and General Manager
      Memory Product Group


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